EXHIBIT 21
                              LIST OF SUBSIDIARIES


                                         JURISDICTION OF      VOTING STOCK OWNED
         NAME OF SUBSIDIARY                FORMATION            BY THE COMPANY

El Chico Realty Corporation                  Texas                   100%
Concepts, Inc.                               Texas                   100%
El Chico Bebidas Company                     Texas                    23%
El Chico Restaurants of Louisiana, Inc.      Delaware                100%
El Chico Corporation of Oklahoma, Inc.       Oklahoma                100%
El Chico Restaurant No. 20, Inc.             Delaware                100%
Southwest Cafes of Tennessee, Inc.           Tennessee               100%
El Chico Corporation                         Georgia                 100%
El Chico Corporation of Alabama              Alabama                 100%
El Chico Corporation of Florida              Florida                 100%
Pronto Design & Supply, Inc.                 Texas                   100%
Nuevo Ventures, Inc.                         Texas                   100%
El Chico Restaurants of Kentucky, Inc.       Kentucky                100%
El Chico Restaurants of Ohio, Inc.           Ohio                    100%
El Chico Restaurants of Indiana, Inc.        Indiana                 100%
El Chico Restaurants of Illinois, Inc.       Illinois                100%
El Chico Service Company                     Delaware                100%
ECRT, Inc.                                   Delaware                100%

NOTE: Texas El Chico Restaurants, L.P. is a Limited Partnership between two wholly owned subsidiaries - El Chico Service Company and ECRT, Inc.


         SUBSIDIARIES OF CONCEPTS, INC.

                                              JURISDICTION OF VOTING STOCK OWNED
 NAME OF SUBSIDIARY                              FORMATION     BY CONCEPTS, INC.
Concepts Beverages of Oklahoma City, Inc.        Oklahoma           100%
Concepts Beverages of South Meridian, Inc.       Oklahoma           100%

         SUBSIDIARIES OF EL CHICO CORPORATION OF OKLAHOMA, INC.

                                                           VOTING STOCK OWNED BY
                                            URISDICTION  OF EL CHICO CORPORATION
         NAME OF SUBSIDIARY               INCORPORATION     OF OKLAHOMA, INC.

Bebidas Company of Tulsa, Inc.                  Oklahoma               100%
Bebidas Company of Oklahoma City, Inc.          Oklahoma               100%
Bebidas Company of Midwest City, Inc.           Oklahoma               100%
Bebidas Company of Tulsa No. 65, Inc.           Oklahoma               100%
Bebidas Company of Oklahoma City No. 36, Inc.   Oklahoma               100%
Bebidas Company of Oklahoma City No. 101, Inc.  Oklahoma               100%
Bebidas Company of Broken Arrow, Inc.           Oklahoma               100%
Bebidas Company of Oklahoma City No. 37, Inc.   Oklahoma               100%
Bebidas Company of Tulsa No. 23, Inc.           Oklahoma               100%
Bebidas Company of Edmond, Inc.                 Oklahoma               100%